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CUSIP No. 512815-10-1               13G                      Page 13 of 13 Pages

                                                                       EXHIBIT 2

                              Members of the Group


Kevin P. Reilly, Jr.
Wendell S. Reilly
Sean E. Reilly
Anna R. Cullinan
Kevin P. Reilly, Sr.

Sean E. Reilly as custodian for:
         Hayden M. Reilly
         Ross L. Reilly

Kevin P. Reilly, Jr. as custodian for:
         Wendell G. Reilly
         James H. Reilly
         Mary L. Reilly

Kevin P. Reilly, Jr. as Trustee of:
         The Kevin P. Reilly, Jr. Family Irrevocable Trust
         The Anna R. Cullinan Family Irrevocable Trust
         The Wendell S. Reilly Family Irrevocable Trust